As filed with the Securities and Exchange Commission on August 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MACERICH COMPANY

(Exact name of Registrant as specified in its charter)

Maryland	99-4448705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(310) 394-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthur M. Coppola

Chairman and Chief Executive Officer

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

(310) 394-6000

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

COPY TO:

Ettore A. Santucci, Esq.

David H. Roberts, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Preferred Stock, par value $0.01 per share	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Depositary Shares(1)	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Debt Securities	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Warrants	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Rights	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Stock Purchase Contracts	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Units(4)	(2)(3)	(2)(3)	(2)(3)	(2)(3)

(1)	Each depositary share will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(2)	This registration statement registers an unspecified amount of securities of each class that may be offered from time to time in amounts and at offering prices to be determined. It also includes securities that may be issued on exercise, conversion or exchange of other securities with regard to which additional consideration may or may not be required. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional securities as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.
(3)	In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act, we are deferring the payment of all of the registration fees, except for filing fees aggregating $206,476.14 that have already been paid with respect to (i) an aggregate of 541,540 shares of common stock covered by two prospectus supplements filed pursuant to Rule 424(b)(2) on August 20, 2014 to the prospectus dated August 20, 2014 included in Registration Statement No. 333-198260 filed on August 20, 2014 (the “Prior Registration Statement”), of which an aggregate of 401,783 shares of common stock remain unsold, and (ii) 26,277,752 shares of common stock covered by two prospectus supplements filed pursuant to Rule 424(b)(7), the first filed on August 20, 2014 to the prospectus dated August 20, 2014 included in the Prior Registration Statement and the second filed on December 12, 2014 to the prospectus dated August 20, 2014 included in the Prior Registration Statement, of which an aggregate of 26,104,014 shares of common stock remain unsold. Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares, a portion of which were previously carried over from Registration Statement Nos. 333-155742 and 333-176762 pursuant to Rule 415(a)(6), will continue to be applied to such unsold shares which are being carried forward to this registration statement.
(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

EXPLANATORY NOTE

We are filing this registration statement solely to replace the Prior Registration Statement that is expiring pursuant to Rule 415(a)(5) under the Securities Act. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring Prior Registration Statement.

Prospectus

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

UNITS

We, or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

•	shares of our common stock;

•	shares of our preferred stock;

•	depositary shares representing an interest in a fractional share or multiple shares of preferred stock;

•	senior and/or subordinated debt securities;

•	warrants to purchase common stock, preferred stock and/or debt securities;

•	rights to purchase common stock, preferred stock and/or debt securities;

•	stock purchase contracts relating to a specified number of shares of common stock, preferred stock or depositary shares; and

•	units consisting of two or more of these classes or series of securities.

We, or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make an investment decision.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MAC.” On August 9, 2017, the last reported sale price of our common stock on the NYSE was $59.69 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the Risk Factors contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed on Form S-3 with the U.S. the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we or any selling securityholders may sell any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, rights, stock purchase contracts or units from time to time and in one or more offerings. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to The Macerich Company, those entities owned or controlled by The Macerich Company and predecessors of The Macerich Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov or on our website at www.macerich.com.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017;

•	those portions of our definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on April 18, 2017, that are incorporated by reference in our Form 10-K;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017, filed on May 1, 2017 and August 7, 2017, respectively;

•	our Current Reports on Form 8-K filed on June 6, 2017 and August 9, 2017;

•	the descriptions of our common stock which are contained in registration statements filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such descriptions; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities offered under this prospectus are sold, except as to any portion of any future report or document that is deemed furnished and not filed in accordance with SEC rules.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of any or all of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit to this prospectus, by writing or telephoning us at the following:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401-1452

Attention: Corporate Secretary

(310) 394-6000

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “projects,” “predicts,” “plans,” “believes,” “seeks,” “estimates,” “scheduled” and variations of these words and similar expressions. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Forward-looking statements include statements regarding, among other matters:

•	expectations regarding our growth;

•	our beliefs regarding our acquisition, redevelopment, development, leasing and operational activities and opportunities, including the performance of our retailers;

•	our acquisition, disposition and other strategies;

•	regulatory matters pertaining to compliance with governmental regulations;

•	our capital expenditure plans and expectations for obtaining capital for expenditures;

•	our expectations regarding income tax benefits;

•	our expectations regarding our financial condition or results of operations; and

•	our expectations for refinancing our indebtedness, entering into and servicing debt obligations and entering into joint venture arrangements.

We caution you that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements or the industry to differ materially from our future results, performance or achievements, or those of the industry, expressed or implied in such forward-looking statements. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets, including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. We urge you to carefully review the disclosures we make concerning these risks and other factors that may affect our business and operating results, under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement, which disclosures are incorporated herein by reference. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or any other document incorporated by reference into this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE MACERICH COMPANY

We are involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community/power shopping centers located throughout the United States. We are the sole general partner of, and own a majority of the ownership interests in, The Macerich Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”). As of June 30, 2017, the Operating Partnership owned or had an ownership interest in 48 regional shopping centers and seven community/power shopping centers aggregating approximately 54 million square feet of gross leasable area.

We are a self-administered and self-managed real estate investment trust, or REIT, and we conduct all of our operations through the Operating Partnership and our management companies, Macerich Property Management Company, LLC, a single member Delaware limited liability company, Macerich Management Company, a California corporation, Macerich Arizona Partners LLC, a single member Arizona limited liability company, Macerich Arizona Management LLC, a single member Delaware limited liability company, Macerich Partners of Colorado LLC, a single member Colorado limited liability company, MACW Mall Management, Inc., a New York corporation, and MACW Property Management, LLC, a single member New York limited liability company.

We were organized as a Maryland corporation in September 1993. Our principal executive offices are located at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401. Our telephone number is (310) 394-6000. Our website address is www.macerich.com. Information on our website does not constitute part of this prospectus or any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our consolidated ratios of earnings to fixed charges for each of the periods indicated. We computed these ratios by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before adjustment for equity in income of unconsolidated joint ventures, co-venture expense, (loss) gain on remeasurement, sale or write-down of assets, net, and loss (gain) on extinguishment of debt. We further adjusted earnings by adding cash distributions from unconsolidated joint ventures instead of the equity in their income and adding fixed charges net of capitalized interest. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, estimated interest within rental expense. The ratios are based solely on historical financial information and no pro forma adjustments have been made.

		Year Ended December 31,
Six Months Ended June 30, 2017	2016	2015	2014	2013	2012
2.13x	2.14x	1.56x	1.64x	1.81x	1.77x

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary description of the material terms of our capital stock. Provisions of our charter and our bylaws fix or may affect some of the terms of our capital stock. For a complete description of the terms of all of our capital stock, including our common stock, we refer you to the Maryland General Corporation Law, our charter and our bylaws. Our charter and our bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Capitalization

Our charter authorizes us to issue up to 325,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $0.01 par value per share, 15,000,000 shares of preferred stock, $0.01 par value per share, and 60,000,000 shares of excess stock, $0.01 par value per share (“excess stock”). As of June 30, 2017, we had

•	141,570,272 shares of common stock (including 155,834 shares of unvested restricted common stock) issued and outstanding; and

•	1,961,345 shares of Series D Preferred Stock authorized, none of which are outstanding.

In addition, as of June 30, 2017, 319,709 shares of our common stock were reserved for issuance upon exercise of outstanding employee stock options and employee stock appreciation rights, 303,907 shares of our common stock were reserved for issuance upon the payment of stock units issued under our Director Phantom Stock Plan and 2003 Equity Incentive Plan, 11,057,274 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units and long-term incentive plan units (including 694,740 of unvested long-term incentive plan units) of the Operating Partnership, and 91,767 shares of our common stock were reserved for issuance upon redemption of outstanding limited partnership units of MACWH, LP.

Shares of Series D Preferred Stock, if issued, could be converted into shares of our common stock based on a formula set forth in the applicable Articles Supplementary. Rights of holders of Series D Preferred Stock include dividend and liquidation preferences over the holders of shares of our common stock and voting rights in some circumstances.

Our charter and Maryland law permit our board of directors, or any duly authorized committee thereof, to classify and reclassify any unissued shares of our capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the classified or reclassified shares of our capital stock. The terms of any stock classified or reclassified by our board of directors or a duly authorized committee thereof in accordance with our charter will be set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland prior to the issuance of any classified or reclassified stock.

Restrictions on Transfer and Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), both of the following conditions relating to ownership of shares must be satisfied:

•	not more than 50% in value of our outstanding stock (after taking into account options to acquire stock) may be owned, directly or indirectly (after application of certain attribution rules), by five or fewer “individuals” (as defined under the Code to include some entities that would not ordinarily be considered “individuals”) during the last half of a taxable year; and

•	shares of our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “Material United States Federal Income Tax Considerations—Taxation of Our Company” and “—Requirements for Qualification.”

Our Charter Restricts the Ownership and Transfer of Shares of Our Capital Stock

Subject to exceptions specified in our charter, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of the lesser of 5% in value or in number of shares of our outstanding capital stock. The attribution provisions are complex and may cause stock owned directly or indirectly by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, the acquisition of less than 5% in value or in number of shares of stock (or the acquisition of an interest in an entity which owns stock) by an individual or entity could cause that individual or entity (or another individual or entity) to be deemed to own in excess of 5% in value or in number of shares of our outstanding capital stock, and thus subject that stock to the ownership limit. Our board of directors, in its sole discretion (subject to certain limitations), may waive the ownership limit with respect to our stockholders, but is under no obligation to do so. As a condition of a waiver of the ownership limit, our board of directors may require opinions of counsel satisfactory to it or other conditions as it may direct, including an agreement from the applicant that the applicant will not act to threaten our REIT status. Our charter excludes from the ownership limit some persons and their respective families and affiliates, but provides that no excluded participant may own (directly or indirectly) more than the excluded participant’s percentage limitation, as described below under “—Issuance of Excess Stock.”

Our charter provides that any purported transfer or issuance of shares, or other event, will be null and void if it results in a prohibited event. The intended transferee or purported owner in a transaction that results in a prohibited event will not acquire, and will retain no rights to, or economic interest in, those shares of stock. See “—Issuance of Excess Stock.”

Issuance of Excess Stock

Our charter provides that in the case of a “prohibited event,” the relevant shares of stock will automatically be exchanged for shares of excess stock, to the extent necessary to ensure that the purported transfer or other event does not result in a prohibited event. A prohibited event is a purported transfer of stock or other event that will, if effective, result in any of the following:

•	a person owning (directly or indirectly) shares of our stock in excess of the ownership limit as determined in accordance with our charter or owning (directly or indirectly) more than a specified percentage of our common stock as determined in accordance with our charter (that person’s “percentage limitation”);

•	shares of our common stock and preferred stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	our becoming “closely held” under Section 856(h) of the Code (determined without regard to Code Section 856(h)(2) and by deleting the words “the last half of” in the first sentence of Code Section 542(a)(2) in applying Code Section 856(h)); or

•	our disqualification as a REIT.

Outstanding shares of excess stock will be held in trust. The trustee of the trust will be appointed by us and will be independent of us, any purported record or beneficial transferee and any beneficiary of such trust (the “beneficiary”). The beneficiary will be one or more charitable organizations selected by the trustee.

Our charter further provides that shares of excess stock are entitled to the same dividends as the shares of stock exchanged for excess stock (the “original shares”). The trustee, as record holder of the excess stock, is entitled to receive all dividends and distributions in respect of the excess stock as may be authorized by our board of directors and declared by us and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trustee is also entitled to cast all votes that holders of the excess stock are entitled to cast. Shares of excess stock in the hands of the trustee will have the same voting rights as original shares. Upon our liquidation, dissolution or winding up, each share of excess stock will be entitled to receive ratably with each other share of stock of the same class or series as the original shares, the assets distributed to the holders of the class or series of stock. The trustee will distribute to the purported transferee the amounts received upon our liquidation, dissolution or winding up, but only up to the amount paid by the purported transferee, or the market price for the original shares on the date of the purported transfer, if no consideration was paid by the transferee, and subject to additional limitations and offsets set forth in our charter.

If, after the purported transfer or other event resulting in an exchange of stock for shares of excess stock, dividends or distributions are paid with respect to the original shares, then the dividends or distributions will be paid to the trustee for the benefit of the beneficiary. While shares of excess stock are held in trust, excess stock may be transferred by the trustee only to a person whose ownership of the original shares will not result in a prohibited event. At the time of any permitted transfer, the shares of excess stock will be automatically exchanged for the same number of shares of the same type and class as the original shares. Our charter contains provisions that prohibit the purported transferee of shares of excess stock from receiving in return for the transfer an amount that reflects any appreciation in the original shares during the period that the shares of excess stock were outstanding. Our charter requires any amount received by a purported transferee, in excess of the amount permitted to be received, to be paid to the beneficiary.

Our charter further provides that we may purchase, for a period of 90 days during the time the shares of excess stock are held in trust, all or any portion of the excess stock at the lesser of the price paid for the stock by the purported transferee (or if no consideration was paid, the market price at the time of such transaction) or the market price of the relevant shares on the date we, or our designee, accept the offer to purchase the shares of excess stock. The 90-day period begins on the date of the prohibited transfer if the purported transferee gives notice to us of the transfer or, if no notice is given, the date our board of directors determines in good faith that a prohibited transfer has occured.

These provisions contained in our charter will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Amendments to our charter generally require the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

Any certificates representing shares of our common stock and our preferred stock bear or will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding stock must file an affidavit with us containing the information specified in our charter within 30 days after January 1 of each year. In addition, these and other significant stockholders are required, upon demand, to disclose to us in writing the information with respect to their direct, indirect and constructive ownership of shares of our capital stock that our board of directors deems necessary to comply with the provisions of the Code applicable to a REIT.

Selected Provisions of Maryland Law and of Our Charter and Bylaws

In addition to the ownership limit, certain provisions of our charter, bylaws and the Maryland General Corporation Law may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the Maryland General Corporation Law.

Advance Notice of Director Nominations and New Business; Procedures for Special Meetings Requested by Stockholders

Our charter and bylaws provide that for any stockholder proposal to be presented in connection with an annual meeting or special meeting of our stockholders, including a proposal to nominate a director, the stockholder must have given timely written notice of the proposal to our secretary. The bylaws provide that nominations to our board of directors and the proposal of other business to be considered by stockholders at an annual meeting of stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors;

•	by any stockholder who is a stockholder of record both at the time such stockholder gives the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on the proposal of other business, as the case may be, and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our charter and bylaws; or

•	pursuant to the proxy access provisions of our bylaws, which allow an eligible stockholder or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our board of directors for inclusion in our proxy materials, subject to complying with the requirements contained in our bylaws.

Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Nominations of persons for election to our board of directors at a special meeting of stockholders at which directors are to be elected may be made only:

•	by or at the direction of our board of directors;

•	by a stockholder who has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and who has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

•	provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time such stockholder gives the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures, including minimum and maximum time periods, set forth in our bylaws.

Our bylaws also contain special procedures applicable to a special meeting of stockholders that is called by the secretary to act on any matter that may properly be considered at a meeting of stockholders at the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting.

Exemptions for our original founders from the Maryland Business Combination Act

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of the corporation’s common stock receive a minimum price, as defined by Maryland law, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation before the time that the interested stockholder becomes an interested stockholder. Furthermore, a person is not an interested stockholder if the transaction by which he or she would otherwise have become an interested stockholder is approved in advance by the board of directors.

As permitted by Maryland law, our charter exempts from these provisions any business combination between us and our original founders and their respective affiliates or related persons. As a result, these persons may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance with the super-majority vote requirements and the other provisions of the statute.

Non-Stockholder Constituencies

Under our charter, for the purpose of determining our and our stockholders’ best interests with respect to a proposed business combination or other transaction involving a change of control of us, our board of directors must give due consideration to all relevant factors, including, without limitation, the interests of our employees, the economy, community and societal interests and our and our stockholders’ long-term as well as short-term interests, including the possibility that these interests may be best served by our continued independence.

Other Provisions of Our Charter

Our charter authorizes our board of directors to classify and reclassify unissued shares and issue one or more classes or series of common stock or preferred stock and authorizes the creation and issuance of rights entitling holders thereof to purchase from us shares of stock or other securities or property.

Control Share Acquisitions

Maryland law provides that the acquirer of certain levels of voting power in electing directors of a Maryland corporation (one-tenth or more, but less than one-third, one-third or more but less than a majority, and a majority or more) is not entitled to vote the shares in excess of the applicable threshold unless voting rights for the shares are approved at a meeting by holders of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by an officer or director of the corporation who is an employee of the corporation, or unless the acquisition of the shares has been specifically or generally approved or exempted from the statute by a provision in the corporation’s charter or bylaws adopted before the acquisition of the shares. Our charter exempts from these provisions voting rights of shares owned or acquired by our original founders and their respective affiliates and related persons. Our bylaws also contain a provision exempting from this statute any acquisition by any person of shares of our stock. There can be no assurance that this bylaw will not be amended or eliminated in the future.

Amendment to Our Charter and Bylaws

Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in our charter, amendments to our charter must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to our charter related to the vote required to (i) remove a director or (ii) approve any extraordinary transaction (i.e., merger, share exchange, consolidation, conversion and sale of all or substantially all of our assets) requires the affirmative vote of stockholders entitled to cast two-thirds of all the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, the Maryland General Corporation Law permits our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain takeover defenses.

Director Removal

Subject to the rights of holders of any series of preferred stock, our charter provides that a director may be removed only for cause and only by the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Our Dissolution

Our dissolution must be approved by our board of directors and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Supermajority Vote for Extraordinary Corporate Actions

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, or engage in a share exchange or in a similar extraordinary corporate action unless approved by the corporation’s board of directors and the affirmative vote of holders of at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for Article Seventh and Article Ninth of our charter, which provides that amendments to the charter (except for certain instances) and dissolution must be approved by the vote of holders of a majority of our outstanding shares of common stock entitled to vote on the matter, our charter does not provide for a lesser percentage in these situations.

Limitation of Liability of Directors

Our charter includes provisions that eliminate the liability of our directors and officers to us and to our stockholders for money damages to the fullest extent permitted under Maryland law. Our charter and bylaws also require us to indemnify our present and former directors and officers to the maximum extent permitted under Maryland law. In addition, we have entered into indemnification agreements with our directors and some of our officers.

Exclusive Forum

Our bylaws provide that, unless our board of directors agrees otherwise, (a) any derivative action or proceeding, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees pursuant to the Maryland General Corporation Law, or our charter or bylaws and (d) claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

DESCRIPTION OF OUR COMMON STOCK

Subject to the provisions of our charter regarding excess stock (as described above), the holders of our common stock have full voting rights, one vote for each share held of record. Subject to the provisions of our charter regarding excess stock and the rights of any holders of preferred stock, holders of our common stock are entitled to receive the dividends authorized by our board of directors and declared by us out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of any outstanding shares of any other class or series of stock having liquidation preferences, if any, the assets legally available for distribution to holders of our common stock will be distributed ratably among the holders of our common stock. Holders of our common stock have no preemptive or other subscription or conversion rights. See “Description of Our Capital Stock—Selected Provisions of Maryland Law and of Our Charter and Bylaws.” Our common stock is not subject to assessment.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Under Maryland law and our bylaws, stockholders are entitled to receive prior notice of our annual and special meetings of stockholders. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, mailed to him or her at his or her address as it appears on our records or transmitted to him or her by electronic mail or other electronic means or by any other means permitted by Maryland law.

DESCRIPTION OF OUR PREFERRED STOCK

Under our charter, we may issue shares of preferred stock from time to time, in one or more series as authorized by our board of directors. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland, fixing for each class or series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares or which such holders might believe to be otherwise in their best interests. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The terms of any preferred stock we offer under a prospectus supplement may differ from the terms we describe below.

The prospectus supplement relating to the class or series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

•	the title and stated value of that preferred stock;

•	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•	the dividend rates, periods and/or payment dates or methods of calculation thereof applicable to that preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

•	the voting rights applicable to that preferred stock;

•	the procedures for any auction and remarketing, if any, for that preferred stock;

•	the provisions for a sinking fund, if any, for that preferred stock;

•	the provisions for redemption, if applicable, of that preferred stock;

•	any listing of that preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of common stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

•	a discussion of any material or special U.S. federal income tax considerations applicable to that preferred stock;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with that class or series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

•	in addition to those limitations described elsewhere in this prospectus and any prospectus supplement, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of common stock and to all equity securities issued by us the terms of which expressly provide that those equity securities rank junior to the preferred stock;

•	on a parity with all equity securities issued by us the terms of which so provide or which do not expressly provide that those equity securities rank junior or senior to the preferred stock; and

•	junior to all equity securities issued by us the terms of which expressly provide that those equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock transfer books on the record dates as may be fixed by our board of directors.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of that series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on such series or class are declared or paid for any future period.

Except as provided in the following paragraph, unless full cumulative dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) may be authorized or paid or set aside for payment nor may any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation. In addition, common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation may not be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

When dividends for all past dividend periods are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that series or class of preferred stock will be authorized pro rata, so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of that series or class (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and that other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of that series or class that may be in arrears.

Any dividend payment made on shares of a series or class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

In determining whether a distribution by dividend, redemption or other acquisition of stock or otherwise is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution will not be added to our total liabilities.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that are to or may be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends on that preferred stock (which will not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for that payment is set apart for payment for all past dividend periods, we may not redeem any shares of that series or class of preferred stock unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed and may not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of that series or class as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

If fewer than all of the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us, and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Each notice of redemption will state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to the shares will terminate.

If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder will also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given, and if the funds necessary for that redemption have been irrevocably set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before we will make any distribution or payment to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of that series or class of preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities and amounts due to stockholders whose preferential rights are senior to those of that series or class of preferred stock, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid on the preferred stock (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If, upon any voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions have been made in full to all holders of any series or class of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, none of the following will be deemed to constitute a liquidation, dissolution or winding up of our affairs: (i) a consolidation, merger or other business combination of our Company with one or more corporations, REITs or other entities, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by incorporation of another entity to which such assets are distributed, (iii) a sale, lease, conveyance or other disposition of all or substantially all of our assets, properties or business to another entity or (iv) a statutory share exchange by us.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we will not:

•

without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with all other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock into any of those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of those shares; or

•	without the affirmative vote or consent of the holders of at least a majority of the shares outstanding at that time of that series or class of preferred stock (voting as a single class with any other series or classes of preferred stock upon which like voting rights have been conferred and are exercisable), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of preferred stock so as to materially and adversely alter or change the rights, preferences or privileges of that series or class of preferred stock.

However, no such vote or consent is required in connection with (i) any increase in the total number of our authorized shares; (ii) the authorization or increase of any class or series of shares of stock ranking, as to distribution rights and liquidation preference, on a parity with or junior to that series or class of preferred stock; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of stock and no securities convertible into shares of stock ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of that series or class of preferred stock receive shares of stock or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of that series or class of preferred stock and there are outstanding no shares of stock or stock or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to that series or class of preferred stock other than our securities outstanding prior to such merger or consolidation; or (v) our dissolution, liquidation or winding up.

These voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required will be effected, all outstanding shares of that series or class of preferred stock have been redeemed or called for redemption upon proper notice and (i) sufficient funds have been deposited in trust to effect that redemption or (ii) in a case involving an issuance of stock ranking senior to such series or class of preferred stock, the redemption price (other than any portion thereof consisting of accrued and unpaid dividends) is to be paid solely from the proceeds of such issuance.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include:

•	the number of shares of common stock into which the preferred stock is convertible;

•	the conversion price (or manner of calculation of the conversion price);

•	the conversion period;

•	provisions as to whether conversion will be at our option or the option of the holders of the preferred stock;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the preferred stock.

Transfer Agent

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of depositary shares that we may offer under this prospectus. While the terms we have summarized below will generally apply to any depositary shares we may offer under this prospectus, we will describe the particular terms of any depositary shares that we may offer in more detail in the applicable prospectus supplement. The terms of any depositary shares we offer under a prospectus supplement may differ from the terms we describe below.

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

The following summary of material provisions of depositary shares we may issue does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement and the depositary receipts applicable to the particular depositary shares. We urge you to read the applicable prospectus supplements related to the depositary shares that we sell under this prospectus, as well as the complete deposit agreement and depositary receipts that contain the terms of the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares

Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	there has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	the related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue any senior notes under the senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under the subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior notes, the subordinated notes and the indentures is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, which may include some or all of the following:

•	the title;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of a series will be issued;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities, in whole or in part, in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether any of our subsidiaries will guarantee the debt securities of a series, including the terms of subordination, if any, of the guarantees;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the debt securities of a series will be made, and if payments on the debt securities of a series are to be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to the payments will be determined;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	the dates, if any, on which and the price or prices at which the debt securities of a series will be repurchased by us at the option of the holders thereof and the terms and provisions of such repurchase obligations;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants, including restrictive covenants, provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities similar to the debt securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other events of default established with respect to a series of debt securities pursuant to the indentures.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal or, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Upon written notice to the trustee, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction by the holders and need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee, to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, omission, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939 or the applicable rules or procedures of the depositary;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add any additional events of default;

•	to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to make any other provisions with respect to matters or questions arising under an indenture, provided that such action shall not adversely affect the interests of holders or any related coupons in any material respect; provided further, that any change to an indenture to conform it to this prospectus or the applicable prospectus supplement shall be deemed not to adversely affect the interests of holders in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated fixed maturity of, or any payment date of any installment of interest on, the debt securities;

•	reducing the principal amount, reducing the rate of interest on, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge

The indentures provide that we may elect, with respect to the debt securities of any series to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities) on the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel (who may be counsel to us) to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service (which opinion must be based on a change in applicable U.S. federal income tax law after the date of the indenture or a ruling published by the U.S. Internal Revenue Service after the date of the indenture), such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. The designation of such provisions, U.S. federal income tax consequences and other considerations applicable thereto will be described in the prospectus supplement relating thereto. If so specified with respect to the debt securities of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock or debt securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The following summary of material provisions of the warrant agreements and warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying shares of common stock, shares of preferred stock or debt securities and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable.

Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities) and the shorter its remaining term to expiration, the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations, and as such will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of rights that we may offer under this prospectus. While the terms we have summarized below will generally apply to any rights we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any stock purchase contracts we may offer under this prospectus, we will describe the particular terms of any stock purchase contracts that we may offer in more detail in the applicable prospectus supplement. The terms of any stock purchase contracts we offer under a prospectus supplement may differ from the terms we describe below.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts.

The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security.

The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of units that we may offer under this prospectus. While the terms we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, the prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences relating to the purchase, ownership and disposition of common stock, preferred stock and debt securities of The Macerich Company, and the qualification and taxation of The Macerich Company as a REIT under the Code.

Because this is a summary that is intended to address only certain material United States federal income tax considerations relating to the ownership and disposition of debt securities, common stock and preferred stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, or are otherwise subject to special tax treatment under the Code;

•	this summary assumes that the relevant common stock, preferred stock and debt securities are held as capital assets for U.S. federal income tax purposes;

•	this summary does not address state, local, non-U.S., alternative minimum, or estate tax considerations; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of the debt securities, the common stock and the preferred stock on your individual tax situation, including any state, local, or non-U.S. tax consequences.

The information in this section is based on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion which do not bind the IRS or the courts, and that a court could agree with the IRS.

Classification and Taxation of The Macerich Company as a REIT

For purposes of this discussion, references to “we,” “us” or “our,” and any similar terms, refer to The Macerich Company. We have elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Goodwin Procter LLP, based upon and subject to the various assumptions and on our representations concerning our organization and operations, commencing with the taxable year ended December 31, 2013, our form of organization and operations are such as to enable us to qualify as a REIT. It must be emphasized that the opinion of Goodwin Procter LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, and past, present and future conduct of our business operations, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our status as a REIT. While we believe that we are organized and have operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or us that we have so qualified or will so qualify for any particular year. Goodwin Procter LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that we distribute to our stockholders within certain time periods. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference;

•	If we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business (including certain foreign currency gain attributable thereto), or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

•	If we have net income from “prohibited transactions” (including certain foreign currency gain attributable thereto) we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations;

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT;”

•	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years;

•	We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary of ours) if arrangements among us, our tenants, and/or our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties;

•	If we acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the “recognition” period beginning on the date on which we acquired the asset (which period may vary depending on the date the asset is acquired, but is generally five years), then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate tax rate. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) the adjusted basis in such asset as of the beginning of such recognition period;

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid with an adjustment made to increase the stockholders’ basis in our stock; and

•	We may have subsidiaries or own interests in other lower-tier entities that are “C” corporations that will jointly elect, with us, to be treated as a taxable REIT subsidiary, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for United States federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust, or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	which is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals”, as defined in the Code to include specified entities;

(7)	which makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses a calendar year for United States federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	which meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), and (4) above must be met during the entire taxable year and conditions (5) and (6) do not apply to the first taxable year for which a REIT election is made and, thereafter, condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail conditions (5) or (6) above, our charter provides that stock owned, or deemed to be owned or transferred to a stockholder in excess of specified ownership limits will be converted automatically into excess stock and transferred to a trust for the benefit of a charity and that certain transfers of our stock shall be void ab initio. The original stockholder is entitled to receive certain proceeds from such a resale. excess stock is a class of our capital stock that shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the excess stock or other provisions contained in our charter will, as a matter of law, prevent a violation of the share ownership requirements in conditions (5) and (6) above. If there were such a share ownership violation and the operation of the excess stock or other provisions contained in our charter were not held to cure such violation, we may be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the excess stock provisions) satisfies condition (6) above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the excess stock or other provisions contained in our charter preclude us from failing conditions (5) or (6) above.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to certain stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, The Macerich Company’s proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will be treated as The Macerich Company’s assets and liabilities and its items of income for purposes of applying the requirements described in this prospectus. The Macerich Company has control over the Operating Partnership and substantially all of the partnerships and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for the qualification of The Macerich Company as a REIT.

Congress recently revised the rules applicable to federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. It is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of any of the partnerships in which we hold a direct or indirect interest.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets other than certain debt instruments of publicly offered REITs, dividends paid by another REIT, and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities.

Income and gain from certain hedging transactions will not constitute gross income for purposes of both the 75% and 95% gross income tests. See “—Hedging Transactions.” In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We have not charged, and do not anticipate charging, significant rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, significant rents from related party tenants. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property. We have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under “—Classification and Taxation of The Macerich Company as a REIT,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and, for taxable years beginning on or after January 1, 2016, personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and, for tax years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our taxable REIT subsidiaries: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 25% (or 20% for taxable years beginning after December 31, 2017) of our total assets may be represented by securities of one or more taxable REIT subsidiaries; and

(5)	not more than 25% (for taxable years beginning on or after January 1, 2016) of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a

REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. In addition, the securities that we own in our taxable REIT subsidiaries do not, in the aggregate, exceed 25% (and for taxable years after December 31, 2017, are not anticipated to exceed 20%) of the total value of our assets. In addition, for tax years beginning on or after January 1, 2016, we will not own debt instruments issued by publicly offered REITs that exceed 25% of the total value of our assets.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the thirty-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See “—Classification and Taxation of The Macerich Company as a REIT” for a discussion of the possible recognition of built-in gain.

These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid income and excise taxation. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to do so due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization, repayment of debt or capital expenditures in excess of noncash deductions such as depreciation. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement and/or to avoid income and excise taxation.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these retained amounts at regular corporate tax rates.

We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. Moreover the character of REIT dividends attributable to gain from assets that comply with the foregoing safe harbor as ordinary income or capital gain must still be determined pursuant to the specific facts and circumstances. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or (iii) for taxable years beginning on or after December 31, 2015, that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), in each case which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Tax Allocations with Respect to Contributed Properties.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a “Book-Tax Difference”). These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed principally by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires these allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the limited partners of the Operating Partnership who contributed properties to it will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Partnerships of the contributed assets. This will tend to eliminate the Book-Tax Difference over the life of the Partnerships. However, the special allocation rules of Section 704(c) of the Code do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating these deductions to the non-contributing partners (i.e., the REIT and the other non-contributing partners) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners that contributed the property. The Operating Partnership intends to elect the traditional method of rectifying the Book-Tax Difference under the applicable Treasury regulations, under which, if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of these deductions (the “ceiling rule”). The application of the ceiling rule increases the likelihood we will recognize taxable income in excess of cash proceeds in our capacity as a partner of the Operating Partnership, which might adversely affect our ability to comply with the REIT distribution requirements.

Failure of The Macerich Company to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a preferential rate, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

The term “U.S. stockholder” means a holder of shares of our common stock or preferred stock who, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “non-U.S. stockholder” shall refer to any owners of our common or preferred stock that are nonresident alien individuals or non-U.S. corporations.

If a partnership or an entity treated as a partnership for federal income tax purposes holds our stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock or preferred stock, you should consult your own tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate for “qualified dividend income”. Qualified dividend income generally includes dividends paid to most United States non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to United States federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the preferential rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate applicable to ordinary income. However, the preferential tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from taxable corporations, such as our taxable REIT subsidiaries, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as a capital gain dividend with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain, if the shares of stock have been held for one year or less.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the Prospectus Supplement will discuss the tax consequences of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is generally 25% to the extent of previously claimed depreciation deductions (“Unrecaptured Section 1250 Gains”). With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long term capital gains or Unrecaptured Section 1250 Gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 35%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Tax. A U.S. person that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally would include dividends on our stock and gain from the sale of our stock. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common or preferred stock.

Information Reporting and Backup Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of any dividends or capital gain distributions to any stockholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. stockholders, see “—Taxation of Non-U.S. Stockholders.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing United States federal income taxation of nonresident alien individuals and non-U.S. corporations are complex. This section is only a summary of such rules. We urge such non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our stock, including any reporting requirements.

Dividends. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests (“USRPIs”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding taxes do not apply, or do not apply as favorably, to dividends from REITs. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a United States trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Except as discussed below with respect to 10% or less holders or regularly traded classes of stock, for any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the United States federal income tax laws known as the Foreign Investment in Real Property Act (“FIRPTA”). The term USRPIs includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. However, FIRPTA and the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution. Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30% withholding tax (unless reduced by a treaty). Also, the branch profits tax will not apply to such a distribution.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common stock or preferred stock as long as at all times during the testing period non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that that test will be met. Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our common stock within certain prescribed periods. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns or has owned, actually or constructively, at any time during the specified testing period, more than 10% of our common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s United States trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains derived from sources within the United States.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the NYSE or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

The FIRPTA rules do not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Withholding on Certain Foreign Accounts and Entities. The Foreign Account Tax Compliance Act (“FATCA”), imposes withholding taxes on dividends and sales proceeds made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Withholding under FATCA on certain U.S. source periodical income (including dividends paid in respect of our stock) currently applies, and withholding on all other withholdable payments (including gross proceeds from the sale of our stock) begins after December 31, 2018. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and/or holders of our stock may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The foreign, state and local tax treatment of us and of holders of our stock may not conform to the United States federal income tax considerations discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock or preferred stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and holders of our equity and debt securities may be enacted, amended or repealed. Changes to the federal tax laws and to interpretations of the federal tax laws could adversely affect an investment in our equity or debt securities.

Members of Congress and the Trump Administration have expressed an intent to pass legislation to fundamentally reform the tax code. Among other changes, the proposals have included significant changes to the taxation of business entities and the deductibility of interest expense. While there can be no assurance regarding the content of any tax legislation, whether it will ultimately be enacted, or when it will become effective, any such legislation could have a significant effect on us and the holders of our equity and debt securities.

Taxation of Holders of Certain Fixed Rate Debt Securities

This section describes the material United States federal income tax considerations relating to the ownership of the fixed rate debt securities that The Macerich Company may offer for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the offering price. If these fixed rate debt securities are purchased at a price other than the offering price, the amortization bond premium or market discount rules may apply. Prospective holders should consult their own tax advisors regarding these possibilities.

The tax considerations relating to the ownership of any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders

The term “U.S. Holder” means any beneficial owner of a debt security that for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of a debt security that is a nonresident alien individual or a non-U.S. corporation.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount. If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

Stated interest on a debt security generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of the Debt Securities. Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder (A) increased by the amount of OID (if any) previously included in income by such Holder and (B) decreased by the amount of any payments other than qualified stated interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A U.S. Holder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. A holder’s net investment income will generally include its gross interest income and its net gains from the disposition of notes, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

We will report to our U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A noteholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the noteholder’s income tax liability. For a discussion of the backup withholding rules as applied to non-U.S. Holders, see “Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt U.S. Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt U.S. Holder. As a result, a tax-exempt U.S. Holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt U.S. Holder in connection with a sale of the debt security generally should not be unrelated business taxable income unless the U.S. Holder holds our debt securities for sale to customers in its ordinary course of business. However, if a tax-exempt U.S. Holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt U.S. Holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A Non-U.S. Holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of noncontingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater stockholder of The Macerich Company, (ii) a controlled foreign corporation related to The Macerich Company, as applicable, or (iii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or W-8BEN-E) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN or W-8BEN-E to the withholding agent. An IRS Form W-8BEN or W-8BEN-E is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a nonresident alien individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the debt securities do not constitute USRPIs, within the meaning of FIRPTA.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income (including OID) with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed provided the holder furnishes an IRS form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Withholding on Certain Foreign Accounts and Entities. FATCA imposes withholding taxes on interest and sales proceeds made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. Investors in jurisdictions that have entered into “intergovernmental agreements” may, in lieu of the foregoing requirements, be required to report such information to their home jurisdictions. Withholding under FATCA on certain U.S. source periodical income currently applies, and withholding on all other withholdable payments (including the gross proceeds from the sale of our notes) begins after December 31, 2018. Prospective investors should consult their tax advisors regarding this legislation.

Information Reporting and Backup Withholding. Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders of the Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities under this prospectus in one or more transactions from time to time, including without limitation:

•	to or through one or more underwriters or dealers;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods.

In addition, the manner in which we may sell some or all of the securities offered by this prospectus includes, without limitation, through:

•	a block trade in which the dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchases; or

•	privately negotiated transactions.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Sales of the securities may be effected from time to time in one or more transactions, including privately negotiated transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

As applicable, we, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts, concessions or commissions allowed or reallowed or paid to dealers;

•	details regarding options, if any, under which underwriters may purchase additional securities from us, if any;

•	any delayed delivery arrangements;

•	the public offering price or purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third parties (or affiliates of such third parties) in such sale transactions by us are or may be deemed to be underwriters under the Securities Act, we will identify them in an applicable prospectus supplement (or a post-effective amendment).

Our common stock or preferred stock may be issued upon conversion of our debt securities or in exchange for our debt securities. Our common stock may also be issued upon conversion of our preferred stock. Additionally, securities may be issued upon exercise of our warrants.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, Agents and Dealers. Any underwritten offering may be on a best efforts or a firm commitment basis. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering, which creates a short position. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. In determining the source of shares to close out the underwriters’ covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. Transactions to close out the underwriters’ covered short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the underwriters’ over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of the over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a member of the underwriting syndicate when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Sales by Selling Securityholders

The selling securityholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling securityholders (including, but not limited to, persons who receive securities from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling securityholders” in this prospectus. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any securityholders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any securityholder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The securityholders may also transfer the securities by gift.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling securityholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify us, the other selling securityholders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling securityholders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling securityholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

We will supply the selling securityholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling securityholder, we will file a prospectus supplement setting forth:

•	the names of any underwriters, dealers or agents;

•	the aggregate number of securities to be sold;

•	the public offering price or purchase price of the securities being offered;

•	the public offering price; and

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation.

If a selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts and by Venable LLP, Baltimore, Maryland, with respect to matters of Maryland law.

EXPERTS

The consolidated financial statements of the Company and the related financial statement schedule III—Real Estate and Accumulated Depreciation as of December 31, 2016 and 2015 and for each of the years in the three year period ended December 31, 2016, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the registration and sale of the securities are as follows, all of which will be borne by us:

SEC registration fee	(1)
Printing and duplicating expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Listing fees	(2)
Transfer agent or trustee fees	(2)
Miscellaneous	(2)

Total	(2)

(1) In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act, we are deferring the payment of all of the registration fees, except for filing fees aggregating $206,476.14 that have already been paid with respect to (i) an aggregate of 541,540 shares of common stock covered by two prospectus supplements filed pursuant to Rule 424(b)(2) on August 20, 2014 to the prospectus dated August 20, 2014 included in Registration Statement No. 333-198260 filed on August 20, 2014 (the “Prior Registration Statement”), of which an aggregate of 401,783 shares of common stock remain unsold, and (ii) 26,277,752 shares of common stock covered by two prospectus supplements filed pursuant to Rule 424(b)(7), the first filed on August 20, 2014 to the prospectus dated August 20, 2014 included in the Prior Registration Statement and the second filed on December 12, 2014 to the prospectus dated August 20, 2014 included in the Prior Registration Statement, of which an aggregate of 26,104,014 shares of common stock remain unsold. Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with such unsold shares, a portion of which were previously carried over from Registration Statement Nos. 333-155742 and 333-176762 pursuant to Rule 415(a)(6), will continue to be applied to such unsold shares which are being carried forward to this registration statement.

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporation Law permits a corporation formed in Maryland to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) active and deliberate dishonesty which is established by a final judgment and is material to that cause of action, or (2) actual receipt of an improper benefit or profit in money, property or services. Our charter includes a provision that eliminates the liability of our directors and officers to us and to our stockholders for money damages to the fullest extent permitted by the Maryland General Corporation Law.

Our charter and bylaws require us to indemnify our present and former officers and directors, whether serving us or at our request another entity, to the maximum extent permitted under Maryland law, and to pay or reimburse reasonable expenses in advance of the final disposition of the proceeding to the maximum extent permitted from time to time by the laws of Maryland. Our charter and bylaws provide that the indemnification rights are non-exclusive of any other rights to which those seeking indemnification may be entitled. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the Maryland General Corporation Law requires us, as conditions to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct was not met. The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless in either case, a court orders indemnification and then only for expenses. Our bylaws specify the procedures for indemnification and advance of expenses.

The partnership agreement of the Operating Partnership also provides for indemnification of us and our officers and directors similar to that provided to our officers and directors in the charter and bylaws, and includes limitations on the liability of our company and our officers and directors to the partnership and its partners similar to those contained in the charter and bylaws.

We and the Operating Partnership have entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements require, among other things, that we and the Operating Partnership indemnify those directors and executive officers to the fullest extent permitted by law, and advance to them all related reasonable expenses, subject to certain defenses. We and the Operating Partnership must also indemnify and advance all expenses incurred by those directors and executive officers seeking to enforce their rights under the indemnification agreements, and cover them under our director’s and officer’s liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our charter and our bylaws and the partnership agreement, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by our board of directors, by the stockholders or by the partners of the Operating Partnership to eliminate the rights it provides.

ITEM 16.	EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein)

4.1	Articles of Amendment and Restatement of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-11, as amended (No. 33-68964))

4.2	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 1995)

4.3	Articles Supplementary of the Company (with respect to the first paragraph) (incorporated by reference as an exhibit to the Company’s 1998 Form 10-K)

4.4	Articles Supplementary of the Company (Series D Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date July 26, 2002)

4.5	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3, as amended (No. 333-88718))

4.6	Articles of Amendment of the Company, as corrected by a Certificate of Correction (declassification of Board) (incorporated by reference as an exhibit to the Company’s 2008 Form 10-K)

4.7	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date February 5, 2009)

4.8	Articles of Amendment of the Company (increased authorized shares) (incorporated by reference as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

4.9	Articles of Amendment of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 2014)

4.10	Articles Supplementary of the Company (Section 3-803 Election) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 17, 2015)

4.11	Articles Supplementary of the Company (Series E Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 18, 2015)

4.12	Articles Supplementary of the Company (Reclassification of Series E Preferred Stock to preferred stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 7, 2015)

4.13	Articles Supplementary of the Company (Repeal of Section 3-803 Election) (incorporated by reference as an exhibit to the Company’s Current Report of Form 8-K, event date May 28, 2015)

4.14	Amended and Restated Bylaws of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date April 21, 2016)

4.15	Form of Common Stock Certificate (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, as amended, event date November 10, 1998)

4.16	Form of Preferred Stock Certificate (Series D Preferred Stock) (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-107063))

EXHIBIT NUMBER	DESCRIPTION

4.17	Form of Deposit Agreement, including form of Depositary Receipt (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein)

4.18	Form of Indenture for Senior Debt Securities

4.19	Form of Indenture for Subordinated Debt Securities

4.20	Form of Note for Senior Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.21	Form of Note for Subordinated Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.22	Form of Warrant Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.23	Form of Rights Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.24	Form of Stock Purchase Contract Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.25	Form of Unit Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

5.1	Opinion of Venable LLP

5.2	Opinion of Goodwin Procter LLP

8.1	Opinion of Goodwin Procter LLP regarding certain tax matters

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Venable LLP (contained in Exhibit 5.1)

23.3	Consent of Goodwin Procter LLP (contained in Exhibits 5.2 and 8.1)

24.1	Power of Attorney (contained on signature page hereto)

25.1	Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1934, as amended)

25.2	Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1934, as amended)

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any subscription period, to set forth the results of any subscription offer, any transactions by any underwriters during such subscription period, the amount of unsubscribed securities to be purchased by such underwriters, and the terms of any subsequent reoffering thereof. If any public offering by such underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on August 10, 2017.

THE MACERICH COMPANY

By:	/s/ THOMAS E. O’HERN
Thomas E. O’Hern
Senior Executive Vice President, Chief Financial Officer and Treasurer

S-1

We, the undersigned directors and officers of The Macerich Company, and each of us, do hereby constitute and appoint Arthur M. Coppola, Edward C. Coppola, Thomas E. O’Hern and Thomas J. Leanse, or any one of them, our true and lawful attorneys and agents, each with power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically but without limitation, the power and authority to sign for us and any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARTHUR M. COPPOLA Arthur M. Coppola	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2017

/s/ EDWARD C. COPPOLA Edward C. Coppola	President and Director	August 10, 2017

/s/ JOHN H. ALSCHULER John H. Alschuler	Director	August 10, 2017

/s/ STEVEN R. HASH Steven R. Hash	Director	August 10, 2017

/s/ FREDERICK S. HUBBELL Frederick S. Hubbell	Director	August 10, 2017

/s/ DIANA M. LAING Diana M. Laing	Director	August 10, 2017

/s/ MASON G. ROSS Mason G. Ross	Director	August 10, 2017

/s/ STEVEN L. SOBOROFF Steven L. Soboroff	Director	August 10, 2017

/s/ ANDREA M. STEPHEN Andrea M. Stephen	Director	August 10, 2017

/s/ JOHN M. SULLIVAN John M. Sullivan	Director	August 10, 2017

/s/ THOMAS E. O’HERN Thomas E. O’Hern	Senior Executive Vice President, Treasurer and Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)	August 10, 2017

S-2

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein)

4.1	Articles of Amendment and Restatement of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-11, as amended (No. 33-68964))

4.2	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 1995)

4.3	Articles Supplementary of the Company (with respect to the first paragraph) (incorporated by reference as an exhibit to the Company’s 1998 Form 10-K)

4.4	Articles Supplementary of the Company (Series D Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date July 26, 2002)

4.5	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3, as amended (No. 333-88718))

4.6	Articles of Amendment of the Company, as corrected by a Certificate of Correction (declassification of Board) (incorporated by reference as an exhibit to the Company’s 2008 Form 10-K)

4.7	Articles Supplementary of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date February 5, 2009)

4.8	Articles of Amendment of the Company (increased authorized shares) (incorporated by reference as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009)

4.9	Articles of Amendment of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 30, 2014)

4.10	Articles Supplementary of the Company (Section 3-803 Election) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 17, 2015)

4.11	Articles Supplementary of the Company (Series E Preferred Stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date March 18, 2015)

4.12	Articles Supplementary of the Company (Reclassification of Series E Preferred Stock to preferred stock) (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date May 7, 2015)

4.13	Articles Supplementary of the Company (Repeal of Section 3-803 Election) (incorporated by reference as an exhibit to the Company’s Current Report of Form 8-K, event date May 28, 2015)

4.14	Amended and Restated Bylaws of the Company (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, event date April 21, 2016)

4.15	Form of Common Stock Certificate (incorporated by reference as an exhibit to the Company’s Current Report on Form 8-K, as amended, event date November 10, 1998)

4.16	Form of Preferred Stock Certificate (Series D Preferred Stock) (incorporated by reference as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-107063))

EXHIBIT NUMBER	DESCRIPTION

4.17	Form of Deposit Agreement, including form of Depositary Receipt (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated by reference herein)

4.18	Form of Indenture for Senior Debt Securities

4.19	Form of Indenture for Subordinated Debt Securities

4.20	Form of Note for Senior Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.21	Form of Note for Subordinated Debt Securities (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.22	Form of Warrant Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.23	Form of Rights Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.24	Form of Stock Purchase Contract Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

4.25	Form of Unit Agreement (to be filed by amendment to this registration statement or under cover of a Current Report on Form 8-K incorporated herein by reference)

5.1	Opinion of Venable LLP

5.2	Opinion of Goodwin Procter LLP

8.1	Opinion of Goodwin Procter LLP regarding certain tax matters

12.1	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Venable LLP (contained in Exhibit 5.1)

23.3	Consent of Goodwin Procter LLP (contained in Exhibits 5.2 and 8.1)

24.1	Power of Attorney (contained on signature page hereto)

25.1	Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1934, as amended)

25.2	Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended (to be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1934, as amended)